                                                                     EXHIBIT 5.1


                                  July 18, 2003


Brigham Exploration Company
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730

Ladies and Gentlemen:

         We have acted as counsel for Brigham Exploration Company, a Delaware corporation (the "Company"), in connection with the offering and sale by the Company (the "Offering") of 7,384,090 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock") of the Company, consisting of (i) 7,000,000 shares (the "Firm Shares") of Common Stock to be sold to the underwriters (the "Underwriters") that will be named in the Underwriting Agreement to be entered into between the Company and CIBC World Markets Corp., Raymond James & Associates, Inc., and Johnson Rice & Company, as representatives of the Underwriters (the "Underwriting Agreement"), and (ii) 384,090 additional shares (the "Over-Allotment Shares") of Common Stock purchasable by the Underwriters pursuant to an over-allotment option contained in the Underwriting Agreement. The Firm Shares and, if the over-allotment option is exercised by the Underwriters, the Over-Allotment Shares are to be offered to the public by the Underwriters pursuant to the Underwriting Agreement.

         We have participated in and are familiar with the corporate proceedings of the Company relating to the preparation of the Company's Registration Statement on Form S-2 (the "Registration Statement"), filed with the Securities and Exchange Commission on this date with respect to the registration of the Offering of the Shares under the Securities Act of 1933 (the "1933 Act").

         In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

         Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that upon the taking of action by the duly authorized Pricing Committee of the Board of Directors of the Company to determine the price at which the Shares will be sold under the Underwriting Agreement, the Shares will be duly authorized by all necessary corporate action on the part of the Company, and when sold and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed that the Underwriting Agreement will be executed and delivered by one or more officers of the Company duly authorized to do so by the Board of Directors of the Company.

         This opinion is limited in all respects to the laws of the States of Delaware and Texas and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim, any obligation to advise the Company or anyone else of any change in any matter set forth herein.

         We hereby consent to the reference to this firm in the Prospectus in the Registration Statement under the caption "Legal Matters" as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the 1933 Act.


                                             Respectfully submitted,

                                             /s/ Thompson & Knight L.L.P.

                                             THOMPSON & KNIGHT L.L.P.